UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8-K (A)


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2001

                        On-Line Production Services, Inc.
             (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27111
(Commission File Number)

68273B102
(CUSIP No.)

425 Carroll St., Suite 301, Vancouver, B.C. V6B 6E3
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 205-5107

Item 4. Changes in Registrant's Certifying Accountant

On November 29, 2001, Rains & Associates, LLC resigned as independent accountants for On-Line Production Services. On November 29, 2001, On-Line Production Services' board of directors accepted the resignation of Rains & Associates and approved the change of accountants from Rains & Associates, LLC to L.L. Brardford & Company, LLC..

During On-Line Production Services' two most recent fiscal years, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Rains & Associates, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure. The report on the financial statements audited by Rains & Associates, LLC for the years ended August 31, 2000 and 1999, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to any other uncertainty, audit scope or accounting principles.

On-Line Production Services will provide Rains & Associates with a copy of this Current Report on Form 8-K immediately after it is filed with the SEC, and will request that Rains & Associates, LLC furnish On-Line Production Services with a letter addressed to the SEC stating whether Rains & Associates, LLC agrees with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which Rains & Associates does not agree.

On-Line Production Services has engaged the firm of L.L. Bradford & Company, LLC. as of November 29, 2001. On-Line Production Services had no relationship with L.L. Bradford & Company, LLC required to be reported pursuant to Regulation S-B Item 304 (a) (2) during the years ended August 31, 2000 and 1999, or subsequent interim period prior to and including November 29, 2001.

Item 7. Exhibits

(16) Letter re: change in certifying accountant

Letter from Rains & Associates, LLC to the Securities and Exchange Commission


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On-Line Production Services, Inc.

Date: December 19, 2001


/s/ Aerock Fox
President and Director